UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2018 (July 13, 2018)

TRAFALGAR RESOURCES, INC.

 (Exact name of registrant as specified in its charter)

Utah	1-32522	91-0974149
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Everbright Centre, Suite 3102, 31st Floor 108 Gloucester Road Wanchai, Hong Kong	0000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	303-953-4245

12587 S. 1745 E., Draper, Utah 84020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.01  Changes in Control of Registrant.

On July 13, 2018, HY (HK) Financial Investments Co., Ltd. a Hong Kong limited company (“HY”) purchased 5,000,000 shares of common stock (the “Shares”) of Trafalgar Resources, Inc  (the “Company”) for $410,000.00.  Of the Shares, 4,937,500, were acquired from Anthony Escobar, the Company’s Chief Executive Officer and Director,  31,250 were acquired from Anthony Coletti, the Company’s Principal Accounting Officer, Secretary, Treasurer, and a Director, and 31,250 were acquired from Sean Escobar, a Company Vice President and Director. The Shares represent approximately 95% of the Company’s issued and outstanding common stock.

HY used funds from its working capital to acquire the Shares.

With the closing of this transaction, Mr. Anthony Escobar cancelled all the promissory notes that the Company had issued to him.  As of July 13, 2018, the principal amount of these promissory notes were $240,000.00.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2018, the Company’s board of directors appointed Mr. Kong Xiao Jun, age 46, as its Chief Executive Officer, and as director to hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified or until his resignation or removal.

Mr. Kong currently serves as the Chief Executive Officer of Guangdong HY Capital Management CO., LTD and has served in that role since 2011.  Previously, Mr. Kong was the Executive Director of the Asia Aluminum Group from 2007 through 2011.  Mr. Kong has experience in leading large-scale M&A and investment projects in different industries such as agriculture, film and media, and cultural tourism.

Mr. Kong holds a bachelor degree in accounting from Southwestern University of Finance and Economics in Chengdu, Sichuan, China. He is also qualified as Chinese Certified Public Accountant, Certified Tax Agent, US Chartered Financial Analyst, and Fellow of the Institute of Financial Accountants UK.

The Board of Directors appointed Mr. Kong in recognition of the importance of his abilities to assist the Company in expanding its business and the contributions he can make to its strategic direction.

The Company has not entered into any compensation arrangements with Mr. Kong.

Following the appointment of Mr. Kong as an officer and director of the Company, Sean Escobar resigned his position as Vice President and Director and Anthony Coletti resigned his position as Secretary, Treasurer, and Director.  Both resignations are effective as of July 13, 2018.

Mr. Anthony Escobar tendered his resignation as a director, with such resignation to be effective 10 days following the mailing of  a Schedule 14-F1 Information Statement to the Company’s stockholders.  That Schedule 14-F1 Information Statement was filed on the EDGAR system maintained by the Securities and Exchange Commission on July 18, 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Stock Purchase Agreement between HY (HK) Financial Investments Co., Ltd. and Anthony Escobar dated July 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trafalgar Resources, Inc.
Date: July 19, 2018	By: /s/ Kong Xiao Jun
Kong Xiao Jun Chief Executive Officer